BRIA COMMUNICATIONS CORP.
                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                               Tel. (801) 575-8073
                               fax (801) 575-8340

July 7, 1995

Mr. Richard T. Johnson
Mr. Ira L. Friedman
Material Technology, Inc.
179 Avenue at the Commons - Suite 2
Shrewsbury, NJ 07702

         RE:      Settlement of All Claims and Debts

Gentlemen:

This Letter Agreement serves to modify and amend the Settlement Agreement dated December 16, 1994, by and between Metallurgical Industries, Inc., n/k/a BRIA Communications Corp. (the "Company"), Canton Industrial Corporation, A-Z Professional Consultants, Inc., Ira L. Friedman ("Friedman"), and Richard T. Johnson ("Johnson"). The Settlement Agreement required Johnson to deliver all of the Company's corporate books, documents, files and any and all other records to the Company's new office in Salt Lake City.

The Company was required, pursuant to the Settlement Agreement, to make a $15,000 payment to Friedman for three months of services beginning December 31, 1994, a $11,700 payment to Johnson for three months of services beginning December 31, 1994, a $10,000 payment to the IRS for part of the Company's outstanding balance of payroll taxes, and finally required to honor its commitment to the holders of options and warrants as identified in Exhibit B of the Settlement Agreement.

The parties to the Settlement Agreement agree that upon Johnson's delivery to the Company in Salt Lake City of the detailed trial balance for the fiscal year ending December 31, 1994, and upon the agreement of Johnson and Friedman to deliver any and all other records of the Company in their possession hereafter discovered by the Company to be material and necessary to the Company, that Johnson and Friedman will have performed all services required of them pursuant to the Settlement Agreement and that the Company will then be obligated to render the payments above as well as payments pursuant to Consulting Agreements between Friedman and Johnson and the Company dated December 31, 1993, and issue the shares identified in Exhibit B of the Settlement Agreement. These shares will be registered by the Company under the terms of the Settlement Agreement.

As settlement of the amounts owing to Johnson and Friedman, the Company agrees to issue, and Johnson and Friedman agree to accept, shares of the Company's common stock at the rate of one (1) share for each $1.00 owed to Johnson and Friedman pursuant to the December 31, 1993 Consulting Agreements (55,800 shares apiece), and one (1) share for each $0.50 owed to Johnson and Friedman as detailed above (30,000 shares to Friedman and 23,400 shares to Johnson), and one
(1) share for each $0.50 owed to the IRS for the payroll taxes (20,000 shares to Friedman and Johnson jointly). The Company agrees to use its best efforts to register all such shares pursuant to Form S-8 registration statement as soon as possible. All parties herein acknowledge the Company's present incapability to so register the shares due to its non-filing of periodic reports with the Securities and Exchange Commission. The Company will instruct its transfer agent to issue these shares without any restrictions but not release the shares until the Form S-8 is effective.

The Company issued shares of its common stock to Johnson, Ira Friedman, and Lawrence Friedman pursuant to Paragraph 1(b)(v) of the Settlement Agreement. The Company hereby agrees to register these shares whenever it shall first register Class A common stock under a public registration statement.

Upon the receipt of the detailed trial balance for the fiscal year ending December 31, 1994, the Company will instruct its transfer agent to issue to shares described in the preceding paragraphs and retain possession of all shares except those being issued pursuant to Exhibit B of the Settlement Agreement. The issuance of the shares described herein shall constitute the full satisfaction of all obligations arising from the Settlement Agreement.


IN WITNESS WHEREOF, the signatures of the parties below evidence their execution of this Letter Agreement on the date above written.

BRIA Communications Corp.                   Canton Industrial Corporation


/s/ Richard Lifschutz                       /s/ Richard Surber


A-Z Professional Consultants, Inc.          Ira L. Friedman


/s/ Richard Surber                          /s/ Ira L. Friedman


Richard T. Johnson


/s/ Richard T. Johnson